Exhibit 99.1

PRESS RELEASE

Paddock Enterprises, LLC Plan of Reorganization Confirmed by U.S. Court

●	Plan of Reorganization confirmed by U.S. Bankruptcy Court

●	Plan received overwhelming support of Paddock’s asbestos Claimants with more than 99 percent voting in favor

●	The O-I Glass subsidiary expects to emerge from Chapter 11 in mid-2022

PERRYSBURG, Ohio, May 27, 2022 (GLOBE NEWSWIRE) — Today, Paddock Enterprises, LLC (“Paddock”), a wholly owned subsidiary of O-I Glass, Inc. (“O-I Glass”), announced that an order confirming its Plan of Reorganization (the “Plan”) was entered by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), paving way to the implementation of the Plan and the final stage in the Chapter 11 process.

“We are pleased to have achieved this significant milestone resolving Paddock’s legacy liabilities in a manner that is fair and equitable, and provides finality for the company moving forward,” said Andres Lopez, CEO of O-I Glass. “The broad support for the Plan among Claimants is indicative of the positive outcome it delivers to all parties. We look forward to implementing the final steps in the Chapter 11 process following this confirmation by the Bankruptcy Court.”

The approved Plan was jointly proposed by Paddock, the Asbestos Claimants’ Committee (“ACC”), the Future Claimants’ Representative (“FCR”), and O-I Glass and received the overwhelming support of Paddock’s asbestos Claimants, with more than 99% voting in favor. The centerpiece of the Plan is a trust established under section 524(g) of the Bankruptcy Code (the “Asbestos Trust”) that will process and pay Asbestos Claims pursuant to Asbestos Trust Distribution Procedures (“TDP”). In exchange for funding the Asbestos Trust, Paddock and its parent company, O-I Glass, as well as certain additional parties (collectively, the “Protected Parties”), will be protected by an injunction that will prohibit assertion of Asbestos Claims against the Protected Parties and will channel all such Asbestos Claims to the Asbestos Trust. As of the effective date, the Asbestos Trust will be funded with cash and other consideration totaling $610 million.

Paddock next will seek the United States District Court for the District of Delaware’s (the “District Court”) affirmation of the Bankruptcy Court’s order. Pending this approval by the District Court, Paddock expects to emerge from Chapter 11 in mid-2022, resulting in a permanent resolution to Paddock’s legacy asbestos liabilities.

Paddock is represented in the Chapter 11 case by Latham & Watkins LLP and Richards, Layton & Finger, PA, and O-I Glass is represented by Morris Nichols Arsht & Tunnell LLP.

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O-I Glass news releases are available on the O-I Glass website at www.o-i.com.

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About O-I Glass

At O-I Glass, Inc. (NYSE: OI), we love glass and we’re proud to be one of the leading producers of glass bottles and jars around the globe. Glass is not only beautiful, it’s also pure and completely recyclable, making it the most sustainable rigid packaging material. Headquartered in Perrysburg, Ohio (USA), O-I is the preferred partner for many of the world’s leading food and beverage brands. We innovate in line with customers’ needs to create iconic packaging that builds brands around the world. Led by our diverse team of more than 24,000 people across 70 plants in 19 countries, O-I achieved net sales of $6.4 billion in 2021. Learn more about us: o-i.com / Facebook / Twitter / Instagram / LinkedIn. The company routinely posts important information on its website – www.o-i.com/investors.

Forward-Looking Statements

This press release contains “forward-looking” statements related to O-I Glass and Paddock within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These forward-looking statements relate to the Plan, the outcome of Paddock’s Chapter 11 bankruptcy proceeding and the related impact on O-I Glass’ and Paddock’s business, results of operations and financial condition. Forward-looking statements reflect O-I Glass’ and Paddock’s current expectations and projections about future events at the time and involve uncertainty and risk. The words “believe,” “will,” “could,” “would,” “plan,” “potential,” and the negatives of these words and other similar expressions generally identify forward-looking statements.

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It is possible that actual results may differ from expectations due to a variety of factors including, but not limited to, the following: (1) the risk that the requisite Plan provisions may not be approved in whole or in part by the District Court or that other conditions necessary to implement the agreement in principle may not be satisfied, (2) the actions and decisions of participants in the bankruptcy proceeding, and the actions and decisions of third parties, including regulators, that may have an interest in the bankruptcy proceeding, (3) delays in the consummation of a plan of reorganization, including the Plan, due to factors beyond O-I Glass’ and Paddock’s control, (4) risks with respect to the receipt of the consents necessary to effect the reorganization, (5) risks inherent in, and potentially adverse developments related to, the bankruptcy proceeding, that could adversely affect O-I Glass and O-I Glass’ liquidity or results of operations, (6) the impact of the COVID-19 pandemic and the various governmental, industry and consumer actions related thereto, (7) O-I Glass’ ability to obtain the benefits it anticipates from the corporate modernization, (8) O-I Glass’ ability to manage its cost structure, including its success in implementing restructuring or other plans aimed at improving O-I Glass’ operating efficiency and working capital management, achieving cost savings, and remaining well-positioned to address Paddock’s legacy liabilities, (9) O-I Glass’ ability to acquire or divest businesses, acquire and expand plants, integrate operations of acquired businesses and achieve expected benefits from acquisitions, divestitures or expansions, (10) O-I Glass’ ability to achieve its strategic plan, (11) O-I Glass’ ability to improve its glass melting technology, known as the MAGMA program and implement it within the timeframe expected, (12) foreign currency fluctuations relative to the U.S. dollar, (13) changes in capital availability or cost, including interest rate fluctuations and the ability of O-I Glass to refinance debt on favorable terms, (14) the general political, economic and competitive conditions in markets and countries where O-I Glass has operations, including uncertainties related to economic and social conditions, disruptions in the supply chain, competitive pricing pressures, inflation or deflation, changes in tax rates and laws, natural disasters, and weather, (15) O-I Glass’ ability to generate sufficient future cash flows to ensure O-I Glass’ goodwill is not impaired, (16) consumer preferences for alternative forms of packaging, (17) cost and availability of raw materials, labor, energy and transportation (including impacts related to the current conflict between Russia and Ukraine), (18) consolidation among competitors and customers, (19) unanticipated expenditures with respect to data privacy, environmental, safety and health laws, (20) unanticipated operational disruptions, including higher capital spending, (21) O-I Glass’ ability to further develop its sales, marketing and product development capabilities, (22) the failure of O-I Glass’ joint venture partners to meet their obligations or commit additional capital to the joint venture, (23) the ability of O-I Glass and the third parties on which it relies for information technology system support to prevent and detect security breaches related to cybersecurity and data privacy, (24) changes in U.S. trade policies, (25) risks related to recycling and recycled content laws and regulations, and (26) risks related to climate-change and air emissions, including related laws or regulations and the other risk factors discussed in O-I Glass’ Annual Report on Form 10-K for the year ended December 31, 2021 and O-I Glass’ other filings with the Securities and Exchange Commission.

contact:

Chris Manuel
Vice President, Investor Relations

chris.manuel@o-i.com

567-336-2600

James Woods

PR Lead

James.Woods@o-i.com

724-732-5748

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